Exhibit 3

                             STATE OF SOUTH CAROLINA
                               SECRETARY OF STATE

                              ARTICLES OF AMENDMENT



TYPE OR PRINT CLEARLY IN BLACK INK

Pursuant Section 33-10-106 of the 1976 South Carolina Code of Laws, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

1.       The name of the corporation is GrandSouth Bancorporation

2.       Date of Incorporation: June 7, 2000

3.       Agent's Name and Address: Ronald K. Earnest
                                   381 Halton Road
                                   Greenville, SC 29607

4. On January 20, 2010, the corporation adopted the following Amendment(s) of its Articles of Incorporation: (Type or attach the complete text of each Amendment)


                                 See Annex A attached hereto.








5. The manner, if not set forth in the Amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be effected, is as follows: (if not applicable, insert "not applicable" or "NA").






6. Complete either "a" or "b," whichever is applicable.

     a.   [x]  Amendment(s) adopted by shareholder action.

               At the  date of  adoption  of the  Amendment(s),  the  number  of
               outstanding   shares  of  each  voting  group  entitled  to  vote
               separately on the Amendment(s), and vote of such shares was:

                                     Number of              Number of            Number of Votes         Number of Undisputed
              Voting                Outstanding           Votes Entitled         Represented at                 Shares
              Group                   Shares                to be Cast             the Meeting              For    or   Against
              -----                   ------                ----------             -----------              -------------------
             Common                  3,573,695              3,573,695              2,484,211               2,459,828     22,522

                                                       GrandSouth Bancorporation
                                                          NAME OF CORPORATION


Note: Pursuant to Section 33-10-106(6)(i), of the 1976 South Carolina Code of Laws, as amended, the corporation can alternatively state the total number of disputed shares cast for the amendment by each voting group together with a statement that the number cast for the amendment by each voting group was sufficient for approval by that voting group.


b.                     [ ]  The   Amendment(s)   was   duly   adopted   by   the
                            incorporators   or   board  of   directors   without
                            shareholder    approval    pursuant    to   Sections
                            33-6-102(d),  33-10-102  and  33-10-105  of the 1976
                            South  Carolina  Code  of  Laws,  as  amended,   and
                            shareholder action was not required.

7. Unless a delayed dated is specified, the effective date of these Articles of Amendment shall be the date of acceptance for filing by the Secretary of State (See Section 33-1-230(b) of the 1976 South Carolina Code of Laws, as amended) 5:00 PM, February 12, 2010


Date February 12, 2010
                                     GrandSouth Bancorporation
                                     Name of Corporation

                                     S/Ronald K. Earnest
                                     -------------------------------------------
                                     Signature

                                     Ronald K. Earnest, President
                                     -------------------------------------------
                                     Type or Print Name and Office




























DOM-ARTICLES OF AMENDMENT                         FORM REVISED BY SOUTH CAROLINA
                                                SECRETARY OF STATE, JANUARY 2000

                                     ANNEX A

                                     TEXT OF
                                  AMENDMENT TO
                            ARTICLES OF INCORPORATION
                                       of
                            GrandSouth Bancorporation


         The Articles of Incorporation of GrandSouth Bancorporation are hereby amended to add the following Article 7:

     7. Reclassification of Shares.

         (a) Series A Preferred Stock. At the effective time of the filing of the Articles of Amendment containing this amendment with the Secretary of State of South Carolina, each share of Common Stock outstanding at the effective time owned by a shareholder of record who owns less than 2,001 shares of Common Stock shall, by virtue of the filing of the Articles of Amendment and without any action on the part of the holders thereof, be reclassified as Series A Preferred Stock, on the basis of one share of Series A Preferred Stock per each share of Common Stock so reclassified, which shares of Series A Preferred Stock shall thereupon be duly issued and outstanding, fully paid and non-assessable.

          (b) Common Stock. Each share of Common Stock outstanding at such effective time owned by a shareholder of record who own 2,001 or more shares of such Common Stock shall not be reclassified and shall continue in existence as an outstanding share of Common Stock.